Exhibit 5.1

[THOMPSON HINE LLP LETTERHEAD]

July 18, 2014

The Board of Directors

Derma Sciences, Inc.

214 Carnegie Center, Suite 300

Princeton, NJ 08540

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Derma Sciences, Inc., a Delaware corporation (the “Company”) in connection with the filing with the Securities and Exchange Commission on the date hereof of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering for issuance up to an additional 1,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the Amended and Restated Derma Sciences, Inc. 2012 Equity Incentive Plan (the “Plan”).

In connection with this opinion, we have examined the Registration Statement and such other records, instruments and documents as we have deemed advisable in order to render this opinion. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

This opinion is limited to the specific matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you with respect to any changes in such laws, rules, regulations or judicial decisions that may occur after the date of this opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement; provided that, in giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations thereunder.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP